EXHIBIT 24

POWER OF ATTORNEY

As an officer and/or director of Energy Recovery, Inc. (the "Company"), the undersigned is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

By signing this document, the undersigned designates and appoints each of Deno Bokas, Carolyn F. Bostick, G.G. Pique and Thomas D. Willardson as the undersigned’s true and lawful attorney-in-fact to:

(1) prepare and execute Forms ID, 3, 4 and 5 including amendments to these Forms, for and on behalf the undersigned, in the undersigned’s capacity as an officer and/or director of the Company;

(2) prepare and execute any other forms or amendments to such forms as she or he determines, in his or her discretion, that are required or advisable to be filed under Section 16, as amended, and related rules and regulations, including any successor laws and regulations, as a consequence of the undersigned’s status as a director or as a result of the undersigned’s ownership, acquisition or disposition of securities of the Company; and

(3) undertake all acts necessary in order to file and submit such forms to the U.S. Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact deems appropriate.

The undersigned hereby ratifies and confirms all acts that each of the attorneys-in-fact and agents do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that the each of the attorneys-in-fact, in serving in such capacity at the undersigned’s request, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned si no longer required to file Forms ID, 3, 4 and 5 or to report holdings of, and transactions in, securities issued by the Company, or until the undersigned revokes this Power of Attorney by delivering to the Company a signed revocation in writing to the Company and to each of the attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 23rd day of February, 2009.

/s/ Jacklyne Pfannenstiel
Jackalyne Pfannenstiel